Exhibit 99.1

MTBC Reports Third Quarter 2020 Results with Record Revenue and Adjusted EBITDA

Reaffirms Full-Year Outlook

SOMERSET, N.J., November 9, 2020 (GLOBE NEWSWIRE) – MTBC, Inc. (the “Company” or “MTBC”) (Nasdaq: MTBC) (Nasdaq: MTBCP), a leading provider of proprietary, cloud-based healthcare IT solutions and services, today announced financial and operational results for the third quarter ended September 30, 2020, while reaffirming its full-year 2020 guidance. The Company’s management will conduct a conference call with related slides today at 8:30 a.m. Eastern Time to discuss these results and management’s outlook.

Third Quarter 2020 Financial Results:

●	Record revenue of $31.6 million, 88% growth over Q3 2019
●	GAAP net loss of $1.7 million
●	Record adjusted EBITDA of $4.2 million
●	Record adjusted net income of $3.5 million or $0.27 per share

Year-to-Date 2020 Financial Results:

●	Revenue of $73.1 million, a 50% increase from YTD 2019
●	GAAP net loss of $9.0 million
●	Adjusted EBITDA of $5.2 million
●	Adjusted net income of $3.5 million or $0.27 per share

“We are pleased to report record quarterly revenue of $31.6 million and adjusted EBITDA of $4.2 million, representing year-over-year growth of 88% and 62% respectively,” said Stephen Snyder, MTBC’s Chief Executive Officer.

“As we’ve remained focused on empowering healthcare providers and health systems with our technology-enabled solutions, we’ve continued to accelerate our growth. We’ve already closed more than twice as much new organic business year-to-date than during all of 2019 and we’ve closed the two largest acquisitions in our history this year. As a result, we expect to exit 2020 with annualized revenues of approximately $130 million, while operating with an adjusted EBITDA margin of approximately 20%,” said Snyder.

Nine Month 2020 Financial Results

Revenue for the first nine months of 2020 was $73.1 million, an increase of 50% as compared to $48.7 million in the first nine months of 2019.

For the first nine months of 2020, the Company’s GAAP net loss was $9.0 million, or $1.53 per share, compared to a GAAP net loss of $1.2 million in the first nine months of 2019. During this same period, our adjusted EBITDA was $5.2 million. GAAP net loss includes non-cash amortization and depreciation expense of $6.9 million, stock-based compensation expense of $5.0 million, and transaction and integration costs of $1.7 million.

“The increase in the net loss primarily reflects non-cash items related to our acquisitions of Meridian and CareCloud,” said Bill Korn, MTBC’s Chief Financial Officer. “Depreciation and amortization expense increased by approximately $4.5 million year-over-year, and accounts for approximately 77% of our GAAP net loss. Stock-based compensation increased by approximately $2.6 million year-over-year for grants made to employees who joined us as part of the acquisitions. We incurred approximately $1.7 million of transaction and integration costs and $681,000 of charges for facilities we no longer need. We expect to see the benefit of these cost savings during the fourth quarter, as indicated by our full-year adjusted EBITDA outlook.”

Adjusted EBITDA for the first nine months of 2020 was $5.2 million, as compared to $5.3 million in the first nine months of 2019. Bill Korn noted, “Doctor visits, which declined during the second quarter, have returned to near-normal levels. We anticipate continued improvement in our adjusted EBITDA as we continue to integrate Meridian and CareCloud and streamline our associated operating expenses.”

Third Quarter 2020 Financial Results

Revenue for third quarter 2020 was $31.6 million, an increase of $14.8 million or 88% from the third quarter of 2019, which set a new record for MTBC.

MTBC’s third quarter 2020 GAAP net loss was $1.7 million, as compared to a net loss of $138,000 in the same period last year. The GAAP net loss reflects $3.2 million of non-cash depreciation and amortization expenses, $1.8 million of stock-based compensation, and $609,000 of integration and transaction costs related to recent acquisitions. The GAAP net loss was $0.46 per share, based on the net loss attributable to common shareholders, which takes into account the preferred stock dividends declared during the quarter.

Non-GAAP adjusted net income for third quarter 2020 was a record $3.5 million, an increase of $1.3 million or 58% compared to adjusted net income of $2.2 million in the same period last year. Non-GAAP adjusted earnings per share was $0.27 per share, an increase of $0.09 compared to $0.18 per share during third quarter 2019, and non-GAAP adjusted diluted earnings per share was $0.19. Adjusted earnings per share are computed using end-of-period shares outstanding, and adjusted diluted earnings per share includes common shares issuable upon exercise of in-the-money warrants and vesting of outstanding restricted stock units.

MTBC now has a significant number of outstanding stock warrants which are exercisable and in-the-money, but are excluded under GAAP from earnings per share calculations as the shares are considered antidilutive. To assist in evaluating the effect of these prospective shares, the Company has introduced a new measure, adjusted diluted earnings per share. The sellers of Meridian and CareCloud were granted a total of 4.25 million warrants to purchase shares of MTBC’s common stock at prices between $7.50 and $10.00 per share, with a two-year life for the $7.50 warrants and a three-year life for the $10.00 warrants. If all of these warrants were exercised, MTBC would receive approximately $34 million of cash proceeds.

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Adjusted EBITDA for third quarter 2020 was $4.2 million, a new record, which was an increase of 62% and represents 13% of revenue, compared to $2.6 million in the same period last year. This was our fourteenth consecutive quarter of positive adjusted EBITDA.

Bill Korn remarked, “The increase in adjusted EBITDA to record levels during the first full quarter after a major acquisition is a huge accomplishment. It reflects a combination of cost savings from CareCloud, which was purchased in January and Meridian, which was purchased in June, and the return of patient visits to near pre-Covid-19 levels.”

“We expect to see another significant increase in adjusted EBITDA during the fourth quarter, as cost savings from actions we have already taken to further reduce Meridian’s expenses take effect. We can’t predict the course of Covid-19, but patient volumes to date in the fourth quarter are consistent with third quarter, and assuming no major change between now and the end of the year, we anticipate an increase in adjusted EBITDA from third to fourth quarter which is similar to the increase we saw in third quarter.”

Cash Balance and Capital

As of September 30, 2020, the Company had approximately $22.8 million of cash, and nothing drawn on its $10 million revolving line of credit with Silicon Valley Bank.

2020 Full Year Guidance

MTBC previously provided the following forward-looking guidance for the fiscal year ending December 31, 2020:

For the Fiscal Year Ending December 31, 2020 Forward-Looking Guidance
Revenue	$105 – $107 million
Adjusted EBITDA	$12 – $13 million

The Company’s full year 2020 revenue guidance of $105 to $107 million represents year-over-year growth of approximately 65%, bringing its 3-year CAGR through 2020 to 49%. “We believe that we are on track to generate $130 to $135 million in revenue on an annualized basis during the second half of 2020,” said Bill Korn. “Despite the unknowns related to any additional impact that Covid-19 may have on the U.S. economy during the last two months of the year, we still believe that we will grow our revenues, year-over-year, by at least 63% during 2020.”

“We expect adjusted EBITDA to be $12 to $13 million for full year 2020, representing growth of 48% to 60% over 2019 adjusted EBITDA, as the Company integrates the Meridian and CareCloud acquisitions. The actions we have already taken have significantly reduced both Meridian’s and CareCloud’s operating expenses, and should lead to an even higher adjusted EBITDA contribution for the last quarter of 2020,” said Bill Korn.

Conference Call Information

MTBC management will host a conference call today at 8:30 a.m. Eastern Time to discuss the third quarter 2020 results. The live webcast of the conference call and related presentation slides can be accessed under Events & Presentations at ir.mtbc.com/events. An audio-only option is available by dialing 201-493-6779 and referencing “MTBC Third Quarter 2020 Earnings Call.” Investors who opt for audio only will need to download the related slides at ir.mtbc.com/events.

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A replay of the conference call with slides will be available approximately one hour after conclusion of the call at the same link. An audio replay can also be accessed for the next month by dialing 412-317-6671 and providing access code 13712429.

About MTBC

MTBC is a healthcare information technology company that provides a full suite of proprietary cloud-based solutions, together with related business services, to healthcare providers and hospitals throughout the United States. Our Software-as-a-Service (or SaaS) platform includes revenue cycle management (RCM), practice management (PM), electronic health record (EHR), telehealth and patient experience management (PXM) solutions for high-performance medical groups. MTBC helps clients increase financial and operational performance, streamline clinical workflows and make better business and clinical decisions, allowing them to improve patient care while reducing administrative burdens and operating costs. MTBC’s common stock trades on the Nasdaq Global Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the Nasdaq Global Market under the ticker symbol “MTBCP.”

Follow MTBC on LinkedIn, Twitter and Facebook.

For additional information, please visit our website at www.mtbc.com. To view MTBC’s latest investor presentations, read recent press releases, and listen to interviews with management, please visit ir.mtbc.com.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated interim financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.mtbc.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of the Covid-19 pandemic on our financial performance and business activities, and the expected results from the integration of our acquisitions.

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These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. In addition, there is uncertainty about the spread of the Covid-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s services, and economic activity in general.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE MTBC

Company Contact:

Bill Korn

Chief Financial Officer

MTBC, Inc.

bkorn@mtbc.com

Investor Contact:

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200

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MTBC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$22,839,886	$19,994,134
Accounts receivable - net of allowance for doubtful accounts of $514,000 and $256,000 at September 30, 2020 and December 31, 2019, respectively	13,765,301	6,995,343
Contract asset	4,078,316	2,385,334
Inventory	305,238	491,088
Current assets - related party	13,200	13,200
Prepaid expenses and other current assets	3,589,350	1,123,036
Total current assets	44,591,291	31,002,135
Property and equipment - net	3,946,768	2,907,516
Operating lease right-of-use assets	7,529,032	3,526,315
Intangible assets - net	31,119,576	5,977,225
Goodwill	48,950,323	12,633,696
Other assets	1,217,458	356,578
TOTAL ASSETS	$137,354,448	$56,403,465
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,302,785	$3,490,834
Accrued compensation	2,517,901	1,836,309
Accrued expenses	5,801,199	2,111,515
Operating lease liability (current portion)	4,636,019	1,688,772
Deferred revenue (current portion)	1,215,161	20,277
Accrued liability to related party	663	663
Notes payable (current portion)	632,809	283,675
Contingent consideration	500,000	-
Dividend payable	4,097,133	1,745,791
Total current liabilities	26,703,670	11,177,836
Notes payable	47,949	83,275
Deferred payroll taxes	1,313,250	-
Operating lease liability	6,642,878	2,040,772
Deferred revenue	160,007	18,745
Deferred tax liability	151,477	244,512
Total liabilities	35,019,231	13,565,140
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value - authorized 7,000,000 shares at September 30, 2020 and December 31, 2019; issued and outstanding 5,470,473 and 2,539,325 shares at September 30, 2020 and December 31, 2019, respectively	5,470	2,539
Common stock, $0.001 par value - authorized 29,000,000 shares at September 30, 2020 and December 31, 2019; issued 13,876,887 and 12,978,485 shares at September 30, 2020 and December 31, 2019, respectively; 13,136,088 and 12,237,686 shares outstanding at September 30, 2020 and December 31, 2019, respectively	13,877	12,979
Additional paid-in capital	138,156,729	69,403,366
Accumulated deficit	(34,043,410)	(25,075,545)
Accumulated other comprehensive loss	(1,135,449)	(843,014)
Less: 740,799 common shares held in treasury, at cost at September 30, 2020 and December 31, 2019	(662,000)	(662,000)
Total shareholders’ equity	102,335,217	42,838,325
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$137,354,448	$56,403,465

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MTBC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
NET REVENUE	$31,638,616	$16,851,328	$73,084,575	$48,681,038
OPERATING EXPENSES:
Direct operating costs	19,718,381	10,535,629	45,841,788	31,779,564
Selling and marketing	1,571,423	347,568	4,777,818	1,091,524
General and administrative	6,191,008	4,451,975	17,176,593	13,757,805
Research and development	2,366,560	175,758	6,846,014	648,822
Change in contingent consideration	(500,000)	(279,565)	(500,000)	(343,768)
Depreciation and amortization	3,206,005	814,210	6,943,705	2,407,111
Restructuring, impairment and unoccupied lease charges	320,575	136,332	681,400	136,332
Total operating expenses	32,873,952	16,181,907	81,767,318	49,477,390
OPERATING (LOSS) INCOME	(1,235,336)	669,421	(8,682,743)	(796,352)
OTHER:
Interest income	2,431	57,272	44,112	202,969
Interest expense	(132,373)	(88,925)	(396,154)	(284,883)
Other (expense) income - net	(246,347)	(688,342)	84,464	(224,151)
LOSS BEFORE PROVISION FOR INCOME TAXES	(1,611,625)	(50,574)	(8,950,321)	(1,102,417)
Income tax provision	61,965	86,970	17,549	101,790
NET LOSS	$(1,673,590)	$(137,544)	$(8,967,870)	$(1,204,207)

Preferred stock dividend	4,229,808	1,602,833	10,149,641	4,582,239
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(5,903,398)	$(1,740,377)	$(19,117,511)	$(5,786,446)

Net loss per common share: basic and diluted	$(0.46)	$(0.14)	$(1.53)	$(0.48)
Weighted-average common shares used to compute basic and diluted loss per share	12,771,307	12,146,110	12,493,458	12,038,819

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MTBC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

	2020	2019
OPERATING ACTIVITIES:
Net loss	$(8,967,870)	$(1,204,207)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	6,816,235	2,457,183
Lease amortization	2,134,143	1,440,066
Deferred revenue	159,819	(11,557)
Provision for doubtful accounts	295,645	105,315
(Benefit) provision for deferred income taxes	(93,035)	34,585
Foreign exchange (gain) loss	(62,741)	408,057
Interest accretion	510,771	381,827
Gain on sale of assets	(1,647)	(26,213)
Stock-based compensation expense	4,951,001	2,324,799
Change in contingent consideration	(500,000)	(343,768)
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(1,208,961)	(126,542)
Contract asset	(274,149)	51,607
Inventory	185,850	69,137
Other assets	106,470	(108,080)
Accounts payable and other liabilities	(8,384,301)	(698,408)
Net cash (used in) provided by operating activities	(4,332,770)	4,753,801
INVESTING ACTIVITIES:
Capital expenditures	(1,288,500)	(1,326,650)
Capitalized software	(3,767,219)	-
Cash paid for acquisitions (net)	(23,716,250)	(1,600,000)
Net cash used in investing activities	(28,771,969)	(2,926,650)
FINANCING ACTIVITIES:
Preferred stock dividends paid	(7,798,299)	(4,464,435)
Settlement of tax withholding obligations on stock issued to employees	(1,847,318)	(1,320,650)
Repayments of notes payable, net	(430,080)	(290,164)
Contingent consideration payments	-	(182,664)
Proceeds from exercise of warrants	2,995,117	-
Proceeds from line of credit	19,500,000	-
Repayments of line of credit	(19,500,000)	-
Settlement of contingent obligation	(1,325,000)	-
Net proceeds from issuance of preferred stock	44,544,378	3,719,106
Net cash provided by (used in) financing activities	36,138,798	(2,538,807)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(188,307)	226,370
NET INCREASE (DECREASE) IN CASH	2,845,752	(485,286)
CASH - beginning of the period	19,994,134	14,472,483
CASH - end of the period	$22,839,886	$13,987,197
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Preferred stock issued in connection with CareCloud and Meridian acquisitions	$24,000,000	$-
Vehicle financing obtained	$28,473	$24,909
Dividends declared, not paid	$4,097,133	$1,586,528
Purchase of prepaid insurance through assumption of note	$667,507	$301,359
Warrants issued	$5,070,000	$-
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$64,326	$95,822
Interest	$150,425	$46,089

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net loss.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	($ in thousands)
Net revenue	$31,639	$16,851	$73,085	$48,681

GAAP net loss	(1,674)	(138)	(8,968)	(1,204)

Provision for income taxes	61	87	18	102
Net interest expense	130	32	352	82
Foreign exchange loss (gain) / other expense	296	704	(17)	408
Stock-based compensation expense	1,763	775	4,951	2,325
Depreciation and amortization	3,206	814	6,944	2,407
Transaction and integration costs	609	464	1,709	1,403
Restructuring, impairment and unoccupied lease charges	321	136	681	136
Change in contingent consideration	(500)	(280)	(500)	(344)
Adjusted EBITDA	$4,212	$2,594	$5,170	$5,315

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Non-GAAP Adjusted Operating Income

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating loss and GAAP operating margin.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	($ in thousands)
Net revenue	$31,639	$16,851	$73,085	$48,681

GAAP net loss	(1,674)	(138)	(8,968)	(1,204)
Provision for income taxes	61	87	18	102
Net interest expense	130	32	352	82
Other expense (income) - net	246	688	(84)	224
GAAP operating (loss) / income	(1,237)	669	(8,682)	(796)
GAAP operating margin	(3.9)%	4.0%	(11.9)%	(1.6)%

Stock-based compensation expense	1,763	775	4,951	2,325
Amortization of purchased intangible assets	2,690	512	5,751	1,549
Transaction and integration costs	609	464	1,709	1,403
Restructuring, impairment and unoccupied lease charges	321	136	682	136
Change in contingent consideration	(500)	(280)	(500)	(344)
Non-GAAP adjusted operating income	$3,646	$2,276	$3,911	$4,273
Non-GAAP adjusted operating margin	11.5%	13.5%	5.4%	8.8%

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted earnings per share” to our GAAP net loss and GAAP net loss per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	($ in thousands except for per share amounts)
GAAP net loss	$(1,674)	$(138)	$(8,968)	$(1,204)

Foreign exchange loss (gain) / other expense	296	704	(17)	408
Stock-based compensation expense	1,763	775	4,951	2,325
Amortization of purchased intangible assets	2,690	512	5,751	1,549
Transaction and integration costs	609	464	1,709	1,403
Restructuring, impairment and unoccupied lease charges	321	136	682	136
Change in contingent consideration	(500)	(280)	(500)	(344)
Income tax expense (benefit) related to goodwill	7	45	(93)	30
Non-GAAP adjusted net income	$3,512	$2,218	$3,515	$4,303

End-of-period shares	13,136,088	12,212,323	13,136,088	12,212,323

Non-GAAP adjusted net income per share	$0.27	$0.18	$0.27	$0.35

For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding as of September 30, 2020 and 2019, plus the number of common shares issuable upon the exercise of in-the-money warrants and outstanding, unvested RSUs.

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	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP net loss attributable to common shareholders, per share	$(0.46)	$(0.14)	$(1.53)	$(0.48)
Impact of preferred stock dividend	0.33	0.13	0.85	0.38
Net loss per end-of-period share	(0.13)	(0.01)	(0.68)	(0.10)

Foreign exchange loss (gain) / other expense	0.02	0.06	(0.00)	0.03
Stock-based compensation expense	0.14	0.06	0.38	0.19
Amortization of purchased intangible assets	0.20	0.04	0.44	0.13
Transaction and integration costs	0.06	0.04	0.13	0.12
Restructuring, impairment and unoccupied lease charges	0.02	0.01	0.05	0.01
Change in contingent consideration	(0.04)	(0.02)	(0.04)	(0.03)
Income tax (benefit) expense related to goodwill	0.00	0.00	(0.01)	0.00
Non-GAAP adjusted earnings per share	$0.27	$0.18	$0.27	$0.35

End-of-period common shares	13,136,088	12,212,323	13,136,088	12,212,323
In-the-money warrants and outstanding unvested RSUs	4,910,423	464,335	4,910,423	464,335
Total fully diluted shares	18,046,511	12,676,658	18,046,511	12,676,658
Non-GAAP adjusted diluted earnings per share	$0.19	$0.17	$0.19	$0.34

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration costs, transaction costs, impairment and unoccupied lease charges, and changes in contingent consideration.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, impairment and unoccupied lease charges, and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

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Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, impairment and unoccupied lease charges, changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange / other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

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Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Restructuring, impairment and unoccupied lease charges. Restructuring and impairment charges primarily represent remaining lease and termination fees associated with discontinued facilities. Unoccupied lease charges are rent and other costs associated with space that is not occupied, which the Company has placed on the market for sublease. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of certain acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in the forecasted revenues of the acquired businesses.

Tax expense (benefit) related to goodwill. Income tax expense (benefit) resulting from the amortization of goodwill related to our acquisitions represents a charge (benefit) to record the tax effect resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

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